Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Reports Earnings for Fourth Quarter 2014

HOUSTON — (February 17, 2015) - Midcoast Energy Partners, L.P. (NYSE:MEP) (“Midcoast Partners” or “the Partnership”) reports adjusted EBITDA and distributable cash flow for the three months ended December 31, 2014 of $24.1 million and $17.1 million, respectively. Full-year 2014 adjusted EBITDA and distributable cash flow were $78.1 million and $54.6 million, respectively, exceeding the previously communicated guidance ranges of $75-$78 million and $50-$52 million.

FOURTH QUARTER HIGHLIGHTS AND 2015 OUTLOOK

•	Increased cash distributions 9.6 percent in 2014.

•	Exceeded fourth quarter adjusted EBITDA and distributable cash flow guidance, with coverage of 1.08x.

•	Secured new business opportunities with low-risk, highly certain revenue commercial structures.

•	Enhances basin diversification in the Eaglebine and Mississippi Lime plays.

•	Commodity-based gross margin is greater than 80 percent and 65 percent hedged for 2015 and 2016, respectively.

•	Implemented measures to reduce annual operating and administrative costs by over $50 million.

“We are pleased with our fourth quarter financial performance and look to carry this positive momentum into 2015. As previously disclosed, we recently executed tangible actions to reduce operating and administrative costs by approximately $50 million to better align the Partnership’s cost structure with its current level of operations. Next, we have secured a significant portion of our commodity-based cash flows and are greater than 80 percent hedged for 2015 and greater than 65 percent hedged for 2016. Collectively, these actions position Midcoast Partners to navigate through an uncertain commodity price environment and ensure that the Partnership is well positioned to deliver on its plan. In light of the volatile commodity price environment and evolving producer drilling outlooks, we intend to exercise a prudent distribution policy and achieve stronger coverage to enhance the Partnership’s financial flexibility,” said C. Gregory Harper, president for the Partnership.

“We are making solid progress on our strategic initiatives to grow the business, strengthen our underlying cash flows and deliver sustainable cash flow growth. We are excited about the growth opportunities in front of us. Our new Beckville plant will attract additional rich gas volumes to our East Texas system, and we have contracted additional demand-based revenues to our Anadarko system. We are extending our East Texas asset footprint with new capital investments that establish a foothold in the liquids-rich Eaglebine play. These growth projects are largely backed by minimum volume commitments and provide opportunities for further accretive investment. Lastly, we remain focused on executing on our plan and are confident in the long-term outlook for the Partnership,” noted Harper.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and twelve months ended December 31, 2014 for Midcoast Partners are presented on a consolidated basis. Among other factors described in our recently filed Annual Report on Form 10-K, our results of operations may not be comparable to our predecessor’s historical results of operations since our predecessor’s results of operations historically reflected 100 percent of the revenues and expenses relating to Midcoast Operating, L.P. (“Midcoast Operating” or “MOLP”) and its subsidiaries. On July 1, 2014, we acquired an additional 12.6 percent interest in Midcoast Operating. Beginning July 1, 2014, we own a 51.6 percent controlling interest in Midcoast Operating, and for three months ended December 31, 2014 we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for Enbridge Energy Partner, L.P.’s (“EEP”) retained interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended		Twelve months ended
	December 31,		December 31,
(unaudited, dollars in millions except per unit amounts)	2014	2013(2)	2014	2013(2)
Operating revenue	$1,451.2	$1,543.3	$5,894.3	$5,593.6
Operating expenses:
Cost of natural gas and natural gas liquids	1,159.2	1,383.7	5,145.9	4,937.1
Operating and maintenance	93.0	87.2	339.5	350.3
General and administrative	30.1	25.1	104.8	98.2
Depreciation and amortization	38.1	36.6	151.4	142.9

Operating income	130.8	10.7	152.7	65.1
Interest expense	7.0	1.7	16.7	1.7
Other income (expense)	6.5	(1.4)	12.9	(1.2)

Income before income tax expense	130.3	7.6	148.9	62.2
Income tax expense (benefit)	1.9	(0.6)	4.6	8.3

Net income	$128.4	$8.2	$144.3	$53.9
Less: Predecessor income prior to initial public offering (from January 1, 2013 through November 12, 2013)		10.6		56.3

Net loss subsequent to initial public offering to Midcoast Energy Partners, L.P. (from November 13, 2013 through December 31, 2013)		(2.4)		(2.4)
Less: Net income (loss) attributable to noncontrolling interest	66.4	(0.6)	80.2	(0.6)

Net income (loss) attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$62.0	$(1.8)	$64.1	$(1.8)

Net income attributable to limited partners(1)	$60.8	$2.2	$62.8	$19.7

Weighted average limited partner units (millions)(1)	45.2	36.6	45.2	29.2

Net income per limited partner unit (dollars)(1)	$1.34	$0.06	$1.39	$0.68

(1)	Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units upon the transfer of a controlling ownership, including limited partner and general partner interests, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP for the three and twelve month periods ended December 31, 2013.
(2)	For periods prior to November 13, 2013, the financial and operating information presented pertain to Midcoast Operating, L.P., our predecessor for accounting purposes.

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and twelve month periods ended December 31, 2014 with the same periods of 2013. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Twelve months ended
Adjusted Operating Income	December 31,		December 31,
(unaudited, dollars in millions)	2014	2013	2014	2013
Gathering, Processing and Transportation	$(10.3)	$2.0	$0.3	$68.0
Logistics and Marketing	15.4	2.4	14.9	4.5

Adjusted operating income	5.1	4.4	15.2	72.5

MEP Corporate	(2.0)	—	(5.7)	—

Adjusted operating income	$3.1	$4.4	$9.5	$72.5

Gathering, Processing and Transportation – Fourth quarter adjusted operating results for the Gathering, Processing and Transportation segment were $12.3 million lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower NGL prices and lower natural gas throughput on our Anadarko system due to reduced and deferred drilling activity. The decrease in operating income was partially offset by lower operating and maintenance costs.

Midcoast Operating	Three months ended		Twelve months ended
Gathering, Processing and Transportation Throughput	December 31,		December 31,
(MMBtu per day)	2014	2013	2014	2013
East Texas	1,056,000	1,028,000	1,030,000	1,153,000
Anadarko	858,000	902,000	827,000	949,000
North Texas	297,000	292,000	293,000	317,000

Total	2,211,000	2,222,000	2,150,000	2,419,000

NGL Production
(Barrels per day)	2014	2013	2014	2013
Total System Production	86,136	84,288	83,675	88,236

Logistics and Marketing – Fourth quarter adjusted operating income for the Logistics and Marketing segment was $13.0 million higher than the same period of 2013. The increase in adjusted operating income was predominantly attributable to higher storage margins resulting from the sale of liquids product inventory, in addition to greater seasonal optimization opportunities.

2015 Business Outlook – We expect full year MEP Adjusted EBITDA and distributable cash flow to be between $120 and $135 million and $80 and $95 million, respectively.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will review its financial results for the quarter ended December 31, 2014 in a live Internet presentation, commencing at 8:30 a.m. Eastern Time on Wednesday, February 18, 2015. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://edge.media-server.com/m/p/vepqk7dx

The audio portion of the live presentation will be accessible by telephone at (866) 543-6403 (Passcode: 97434366) and can be replayed until March 4, 2015 by calling (888) 286-8010 (Passcode: 38435326). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended		Twelve months ended
Adjusted Earnings	December 31,		December 31,
(unaudited; dollars in millions except per unit amounts)	2014	2013(2)	2014	2013(2)
Net income attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$62.0	$8.8	$64.1	$54.5
Noncash derivative fair value gains
-Gathering, Processing and Transportation	(66.9)	(3.7)	(68.0)	(6.9)
-Logistics and Marketing	(8.8)	(2.7)	(14.5)	12.2
Make-up rights adjustment	0.2	—	1.7	—
Option premium amortization	(0.7)	3.3	(2.4)	5.3
Severance costs	2.5		2.5
Non-core asset impairment	8.1		8.1

Adjusted net income (loss)	$(3.6)	$5.7	$(8.5)	$65.1

Adjusted net income (loss) attributable to limited partners(1)	$(3.5)	$(0.2)	$(8.3)	$22.6

Weighted average units (millions)(1)	45.2	36.6	45.2	29.2

Adjusted net income (loss) per limited partner unit (dollars)(1)	$(0.08)	$(0.01)	$(0.18)	$0.77

(1)	Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units, upon the transfer of a controlling ownership, including limited partner and general partner interests in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP for the three and twelve month periods ended December 31, 2013.
(2)	For periods prior to November 13, 2013, the financial and operating information presented pertain to Midcoast Operating, L.P., our predecessor for accounting purposes.

Midcoast Operating	Three months ended		Twelve months ended
Gathering, Processing and Transportation	December 31,		December 31,
(unaudited; dollars in millions)	2014	2013	2014	2013
Operating income	$100.7	$3.0	$114.9	$70.2
Noncash derivative fair value gains	(129.6)	(3.4)	(129.2)	(6.6)
Option premium amortization	(1.2)	2.4	(5.2)	4.4
Severance costs	4.2		4.2
Non-core asset impairment	15.6		15.6

Adjusted operating income (loss)	$(10.3)	$2.0	$0.3	$68.0

Midcoast Operating	Three months ended		Twelve months ended
Logistics and Marketing	December 31,		December 31,
(unaudited; dollars in millions)	2014	2013	2014	2013
Operating income (loss)	$32.1	$7.7	$43.5	$(5.1)
Noncash derivative fair value (gains) losses	(17.3)	(5.3)	(29.2)	9.6
Severence costs	0.6		0.6

Adjusted operating income	$15.4	$2.4	$14.9	$4.5

Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles. The table also references “MOLP Adjusted EBITDA, inclusive of other cash items”, representing total cash flow generated by Midcoast Operating.

Midcoast Operating	Three months ended	Twelve months ended
Adjusted EBITDA	December 31,	December 31,
(unaudited; dollars in millions)	2014	2014
Net cash provided by operating activities	$47.1	$159.1
Changes in operating assets and liabilities, net of cash acquired	(6.5)	0.2
Income tax expense	1.9	4.6
Interest expense	7.0	16.7
Option premium amortization	(1.2)	(5.2)
Other	(0.2)	2.3
Adjusted EBITDA attributable to EEP retained interest	(24.0)	(99.6)

Adjusted EBITDA attributable to MEP (1)	24.1	78.1

Adjusted EBITDA attributable to EEP retained interest	24.0	99.6
Other	1.5	4.8

Adjusted EBITDA attributable to MOLP (1)	$49.6	$182.5

G&A Abatement	6.2	25.0
Texas Express distributions in excess of equity earnings	(0.2)	4.6

MOLP adjusted EBITDA, inclusive of other cash items (1)	$55.6	$212.1

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

Midcoast Partners	Three months ended	Twelve months ended
Adjusted EBITDA	December 31,	December 31,
(unaudited; dollars in millions)	2014	2014
Net cash provided by operating activities	$47.1	$159.1
Changes in operating assets and liabilities, net of cash acquired	(6.5)	0.2
Income tax expense	1.9	4.6
Interest expense	7.0	16.7
Option premium amortization	(1.2)	(5.2)
Other	(0.2)	2.3
Adjusted EBITDA attributable to EEP retained interest	(24.0)	(99.6)

Adjusted EBITDA attributable to MEP	24.1	78.1

Maintenance capital expenditures	(6.9)	(25.0)
Income taxes paid	(0.8)	(1.9)
Cash paid for interest on MOLP debt	0.2	(0.8)
Cash paid for interest on MEP debt	(2.7)	(9.2)
Intercorporate abatement	3.3	11.5
Texas Express distribution in excess of income (1)	(0.1)	1.9

Distributable cash flow	$17.1	$54.6

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP’s primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating’s general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. EEP is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This presentation includes forward-looking statements, which are statements that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “opportunity,” “target,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in the Partnership’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in the Partnership’s Annual Report on Form 10-K for December 31, 2013 and any subsequently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, which filings are available to the public at the SEC’s website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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